Exhibit 99.1

Newton Golf Company Appoints Jeff Clayborne as Chief Financial Officer

Experienced Public Company Executive to Lead Financial Strategy and Support Newton’s Continued Growth

CAMARILLO, Calif, June 10, 2025 (GLOBE NEWSWIRE) — via IBN — NEWTON GOLF Company (Nasdaq: NWTG) (“NEWTON GOLF” or the “Company”), a leading developer of performance-driven golf equipment, today announced the appointment of Jeff Clayborne as Chief Financial Officer, effective immediately. Mr. Clayborne will be responsible for overseeing all aspects of the Company’s financial operations, including financial planning and analysis, investor relations, capital markets strategy, accounting, and compliance.

Mr. Clayborne brings more than 30 years of senior financial leadership experience across public and private companies in consumer products, technology, and entertainment. Most recently, he served as Chief Financial Officer of Perfect Moment (NYSE American: PMNT), a premium performance apparel brand, where he led the company through a successful IPO, restructured the balance sheet, and implemented operational improvements that enhanced margins and cash flow. He previously led the integration of Shopify at SONDORS and implemented NetSuite at Verb Technology, providing platform expertise critical to scaling Newton Golf’s direct-to-consumer and enterprise systems. His background supporting design-led, consumer-facing brands with global reach positions him well to help expand Newton’s DTC footprint, accelerate international growth, and optimize financial performance.

“Jeff is exactly the kind of business-minded, operationally focused CFO we need as we enter this next phase of growth,” said Dr. Greg Campbell, Executive Chairman and Chief Executive Officer of Newton Golf. “His track record of building disciplined financial organizations and driving strong margin performance is critical as we scale. Just as important, his experience with consumer brands and direct-to-consumer strategy makes him a strong cultural and strategic fit for Newton.”

Prior to his role at Perfect Moment, Mr. Clayborne served as CFO of Verb Technology Company, Inc. (NASDAQ: VERB), where he oversaw the company’s successful uplisting to Nasdaq and secured more than $100 million in capital through multiple financing rounds. He has also held senior financial leadership roles at SONDORS, Universal Music Group, and The Walt Disney Company, where he managed large-scale financial operations, led M&A transactions, and spearheaded global business transformations.

“I am honored to join Newton Golf at such an exciting and pivotal time in its journey,” said Mr. Clayborne. “The Company’s commitment to innovation, product excellence, and U.S.-based manufacturing sets it apart in the golf equipment market. I look forward to working with the leadership team to strengthen Newton’s financial foundation and support its growth ambitions.”

Mr. Clayborne holds a Master of Business Administration from the University of Southern California and a Bachelor of Science in Accountancy from Northern Illinois University. He is a Certified Public Accountant (CPA).

For more information, visit www.newtongolfir.com or follow us on social media @newtongolfco.

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About NEWTON GOLF

At Newton Golf, we harness the power of physics to revolutionize golf equipment design. Formerly known as Sacks Parente, our rebranding reflects our commitment to innovation inspired by Sir Isaac Newton, the father of physics. By applying Newtonian principles to every aspect of our design process, we create precision-engineered golf equipment—including Newton Motion shafts and Gravity putters—that delivers unmatched stability, control, and performance. Our mission is to empower golfers with scientifically advanced tools that maximize consistency and accuracy, ensuring every swing is backed by the laws of physics.

Product Access & Media

To explore or purchase Newton Golf products, please visit the following official online stores:

●	Newton Motion Shafts: https://newtongolfco.com/collections/newton-motion-shafts

●	Gravity Putters: https://newtongolfco.com/collections/newton-gravity-putters

●	Newton Grips & Accessories: https://newtongolfco.com/collections/all

For more information on our product technology and performance benefits, visit: https://www.newtongolfco.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of Newton Golf Company (the “Company”) and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” “continues,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the reverse stock split, the Company’s ability to maintain compliance with Nasdaq listing requirements, the potential for increased institutional investor interest, the Company’s future growth strategy, expansion of its product portfolio, anticipated financial performance, and future business prospects.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this release and are subject to a number of risks and uncertainties, including, but not limited to, general economic, financial, and business conditions; changes in consumer demand and industry trends; the Company’s ability to successfully implement its strategic initiatives; competition in the golf equipment market; supply chain disruptions; regulatory compliance and legal proceedings; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact:

Beth Gast

BG Public Relations

beth.gast@bgpublicrelations.com

Investor Contact:

Scott McGowan

Investor Brand Network (IBN) Phone: 310.299.1717

ir@newtongolfco.com